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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 9, 2002, accompanying the financial statements of Empyrean Bioscience, Inc. as of December 31, 2001 and 2000 and for the years then ended, contained in this Registration Statement on Form SB-2. We consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



/s/ GRANT THORNTON LLP

Cleveland, Ohio
May 15, 2002






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